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Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated February 24, 2005, except as to the effects of the stock split discussed in Note 1, the reclassifications of amounts for changes in reportable segments discussed in Note 25, and the subsequent events discussed in Note 28, as to which the date is August 4, 2005, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K dated August 4, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Peoria, Illinois
August 4, 2005

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Consent of Independent Registered Public Accounting Firm